UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2017

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of October 23, 2017, GWG Holdings, Inc., as obligor, entered into an Amended and Restated Indenture with GWG Life, LLC, as guarantor, and Bank of Utah, as trustee. The Amended and Restated Indenture amends and restates the original Indenture among the same parties dated October 19, 2011, as subsequently amended on each of December 14, 2011, January 9, 2015, and June 12, 2015. On or about September 8, 2017, all obligations owing under a class of promissory notes that had been governed by the original Indenture (referred to as the “Guarantor Secured Notes”) were fully paid. As a result, and because of the length of the time since the parties entered into the original Indenture, the parties entered into the Amended and Restated Indenture primarily for the purposes of (i) eliminating references to the Guarantor Secured Notes (and replacing those references, where appropriate, with general references to pari passu debt that may be incurred in the future), (ii) eliminating references to an intercreditor agreement that had been entered into for the benefit of the holders of the Guarantor Secured Notes, and (iii) updating and otherwise clarifying certain provisions of the original Indenture. Like the original Indenture, the Amended and Restated Indenture permits the grant of collateral security for certain debt securities of GWG Holdings that may from time to time be issued thereunder and, as of the date of this report, the only class of debt securities issued under the Indenture are denominated as “L Bonds.”

Also effective as of October 23, 2017, GWG Holdings, as grantor, entered into an Amended and Restated Pledge and Security Agreement with GWG Life, LLC, Jon R. Sabes and Steven F. Sabes, each as a grantor, and Bank of Utah, as the collateral trustee and as the trustee under the Amended and Restated Indenture. The Amended and Restated Pledge Agreement amends and restates the original Pledge and Security Agreement among the parties, dated as of October 19, 2011, and subsequently amended on each of December 15, 2011, January 9, 2015, and June 15, 2015. GWG Holdings entered into the Amended and Restated Pledge and Security Agreement primarily to provide that pledges of certain collateral granted by the individual grantors will be treated as a disposition under the Amended and Restated Pledge and Security Agreement, and to ensure consistency with the Amended and Restated Indenture described above.

The description above is only a summary and is qualified in its entirety by the actual terms of the Amended and Restated Indenture and the Amended and Restated Pledge and Security Agreement, copies of which are filed respectively as Exhibits 10.1 and 10.2 to this report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Indenture by and among GWG Holdings, Inc., as obligor, GWG Life, LLC, as guarantor, and Bank of Utah, as trustee, dated effective as of October 23, 2017

10.2	Amended and Restated Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes and Steven F. Sabes, and Bank of Utah, dated effective as of October 23, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: October 26, 2017	By:	/s/ William Acheson
William Acheson Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Indenture by and among GWG Holdings, Inc., as obligor, GWG Life, LLC, as guarantor, and Bank of Utah, as trustee, dated effective as of October 23, 2017

10.2	Amended and Restated Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes and Steven F. Sabes, and Bank of Utah, dated effective as of October 23, 2017

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